 Exhibit 99.1

Pareteum Sends Open Letter to Shareholders

NEW YORK, NY – May 18, 2020 – Pareteum Corporation (Nasdaq: TEUM), a global cloud platform for mobility, messaging and unified communications, today issued an open letter to shareholders.

Dear Shareholders,

We are writing to you today to provide an update on recent progress we have made at the Company including improvements to our balance sheet, and on the restatement, we announced in the fourth quarter of 2019. We greatly appreciate your patience and understanding as we are working through this process. Most importantly, we wish to convey that Pareteum is operating well during these challenging times, serving our customers, adding and activating new customers, and making the necessary changes to emerge as a stronger company.

COVID-19 Update

The world has changed since our last update. These are unprecedented times and our top priority is everyone's health and safety – that of our employees, our customers, our partners, and our shareholders. Our thoughts are with you and your loved ones during these uncertain times. Like every company, Pareteum has been impacted by the COVID-19 pandemic and the situation has presented both headwinds and tailwinds for our business.

We have taken decisive near-term actions in response to COVID-19, while balancing the long-term opportunity. As a technology communications company, we believe that our operational planning has prepared us to work and deliver our services to clients remotely. With our entire global workforce working remotely since early March, we have eliminated travel and reduced costs where appropriate. Our team has stepped up to face this challenge. We will return to our offices in a safe and measured way as local guidelines allow. We want to thank our employees for their resilience and flexibility during this time, and for their mutual support of each other and of our customers.

This crisis has dramatically increased the need for a virtual workplace and Pareteum is experiencing higher demand across its platform as customers continue to scale their networks to manage this increasing demand. The Pareteum platform continues to deliver mobility and connectivity services and was engineered to support and perform in an increasingly virtual world. As a result, we are experiencing higher levels of activity across our network in key areas including messaging, consumer mobile and IoT.

We do have some level of customer exposure to certain industries that have been severely impacted, including hospitality and travel. As more countries relax air travel restrictions, we anticipate increased usage of our products to follow suit.

While the ongoing and future effects of the COVID-19 pandemic are unpredictable and continue to evolve, we are taking steps that we believe are prudent to protect the long-term health of our business. We believe that Pareteum is able to be well-positioned for the long-term. We are aligned with our customers’ success and continue to be proactive in engaging with them to understand their needs and help them meet their business requirements by providing reliable software and connectivity services through this pandemic.

Financing and Balance Sheet

Improving our balance sheet and being properly capitalized to achieve our growth objectives is critical to Pareteum’s future success.

As previously disclosed in December, Pareteum successfully commenced a Series C Redeemable Preferred Stock raise, of which close to $10 million has closed to date. We believe that this financing responsibly strengthened our balance sheet and provided capital to continue executing our growth strategy while supporting and retaining both our employee and customer base. Nevertheless, we require additional capital to fund our projected operating requirements and allow us to fund our growth strategy. The Company continues to be opportunistic in looking for additional financing for investment and working capital needs.

In May, Pareteum received $1.3 million in loan proceeds from the U.S. Paycheck Protection Program, established from the Coronavirus Aid, Relief, and Economic Security Act and administered by the U.S. Small Business Administration (SBA). Additionally, internationally we renegotiated current monthly commitments towards office rent and supplies in several locations, reduced current expense for suppliers of all types and tax obligations, agreed on the postponement of short and middle term levies by making use of governmental programs, where possible, and accessed cash in the form of small loans.

Restatement Update

Pareteum has been working to complete its financial restatement for the full year ended December 31, 2018, and interim periods ended March 31, 2019 and June 30, 2019. The decision to restate these financial statements is based on the Company's conclusion that certain revenues recognized during 2018 and 2019 should not have been recorded during that period.

We are proceeding as expeditiously and thoroughly as possible to complete the restatement and we intend to file the restated financial statements as soon as practicable. Although substantial progress has been made in the restatement, it is imperative to allow the process to continue for an additional period of time to ensure the completeness and integrity of our financial results. As we approach completion, the Company will provide additional updates.

The Company has also begun to institute, and will continue to implement and evaluate, additional remedial measures and controls.

The Company intends to timely request a hearing before the Nasdaq Hearings Panel in connection with a delisting notice it has received earlier this month as a result of the Company's lack of timely filing all required periodic financial reports with the Securities and Exchange Commission. The Company intends to appeal the delisting notice and seek additional time.

Actions We have Taken

As a result of the ongoing restatement, Pareteum has implemented a range of measures, including previously announced changes to strengthen the management team and the Board of Directors as well as increased and enhanced internal controls.

The leadership transition was a key step as we work to complete the restatement process and improve the company's financial and operational controls and we are continuing to evaluate all aspects of our business, including ways to decrease operating expenses without impacting customer-facing activities.

Since October 2019 we have made the following updates to our leadership team:

•	A splitting of the roles of Chair and CEO, with Bart Weijermars serving as Interim CEO and Mary Beth Vitale appointed Non-Executive Interim Chair of the Board.
•	Bart Weijermars was appointed Interim CEO and Laura W. Thomas was appointed Interim CFO.
•	The Board has established a new Business and Strategy Committee, Chaired by Independent Director Luis Jimenez-Tunon, to re-align the Company's strategic priorities for 2020 and beyond.
•	Pareteum added additional resources to strengthen our finance team.

Pareteum's Board is committed to the highest managerial and governance standards and we are actively working to deliver long-term, sustainable, shareholder value. Our goal is to return to a normal quarterly reporting pattern as soon as possible. We believe the processes we are implementing will significantly improve Pareteum's oversight, control functions and corporate governance. We also believe these measures will enhance the company's day-to-day operations, creating a stronger company and positioning Pareteum to deliver value for shareholders over the long-term.

Moving Forward

We are continuing to execute on our strong product roadmap while introducing new features on our platform and helping our customers scale and deliver a rich combination of mobility, customer engagement, and analytics and intelligence services. In early April, we announced that we expanded our partnership with Vodafone to deliver our Mobile Virtual Network platform; this is another great example of how we believe that Pareteum enables brands to deliver communication services under one platform on a global basis. We are continuing to add subscribers to our platform globally. Pareteum was recently selected by M1 Limited, a leading Singaporean mobile operator, to power the expansion of mobility services across the Asia-Pacific region. Additionally, Pareteum’s messaging services have seen an uptick in volume due to the increasing requirements of text authentication and growth in general messaging demand and we have begun to roll out Wi-Fi services to new and existing mobile subscribers.

Over the last several months we have achieved several positive milestones including signing and deploying new customers to the Pareteum Experience Cloud, raising capital, strengthening the management team and Board of Directors and implementing additional oversight and control measures. We expect to make more positive changes in the short- and medium-term to continue to strengthen the company and we are very pleased with the continued strong momentum visible in the business as we partner with leading communications providers globally to drive revenue and customer engagement.

In summary, we remain focused on operating the business and delivering outstanding results for our customers and we are committed to upholding the highest standards throughout our business and operations. Our unique products and technology offerings continue to drive strong customer demand and we are well positioned to capitalize on a large market opportunity.

Before I end this letter, I would like to thank you for your trust and support of Pareteum and reiterate our commitment to you, our shareholders, we will remain forthright and transparent during these uncertain times. We plan to continue updating you on the trends we observe and the progress of our business as appropriate. We are working diligently to complete the restatement and believe we will emerge well positioned to grow and capture the large opportunity in the high-growth markets in which our company operates.

Stay safe and healthy.

Mary Beth Vitale	Bart Weijermars
Interim Chair of the Board	Interim Chief Executive Officer

About Pareteum Corporation

Millions of people and devices are connected around the world using Pareteum’s Global Cloud Communications Platform, enhancing their mobile experience. Pareteum unleashes the power of applications and mobile services to bring secure, ubiquitous, scalable, and seamlessly available voice, video, SMS/text messaging, data, media, and content enablement to our customers. In so doing, we are able to make worldwide communications services easily and economically accessible to everyone. By harnessing the value of our cloud communications platform, Pareteum serves enterprises, communications service providers, early stage innovators, developers, IoT, and telecommunications infrastructure providers. Pareteum envisions a new mobile communications experience, imagining what will be and delivering now. For more information please visit: www.pareteum.com.

Forward Looking Statements

Certain statements contained herein constitute "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Pareteum's plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Pareteum's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. We discuss many of these risks, uncertainties and assumptions in Item 1A under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, as updated by our other filings with the SEC. Because such statements involve risks and uncertainties, the actual results and performance of Pareteum may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Pareteum also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in the Company’s filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from the Company.

Media Inquiries
Press@pareteum.com

Pareteum Investor Relations Contacts:

Investor Relations +1 (646) 975-0400

Investor.relations@pareteum.com